Exhibit 10(e)

JOINDER AGREEMENT AND FOURTH AMENDMENT TO LOAN

AND SECURITY AGREEMENT

This JOINDER AGREEMENT AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is dated as of June 19, 2015, by and among, on the one hand, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), CITIZENS BUSINESS CAPITAL, f/k/a RBS Citizens Business Capital, a division of Citizens Asset Finance, Inc., f/k/a RBS Asset Finance, Inc. (“Citizens”), FIFTH THIRD BANK, an Ohio banking corporation (“New Lender”), and the other lenders identified on the signature pages hereof (Wells Fargo, Citizens, New Lender, and such other lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lead arranger (in such capacity, together with its successors and assigns in such capacity, the “Lead Arranger”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent (in such capacity, together with its successors and assigns in such capacity, “Agent”) for the Lenders and the Bank Product Provider, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity together with its successors and assigns in such capacity, “Trustee”) and as Collection Account Bank, and, on the other hand, NEWSTAR BUSINESS FUNDING 2012-1, LLC, a Delaware limited liability company (“Borrower”), and NEWSTAR BUSINESS CREDIT, LLC, a Delaware limited liability company (“Servicer”).

WITNESSETH:

WHEREAS, Borrower, Servicer, the Lenders other than the New Lender, Agent, and Trustee are parties to that certain Loan and Security Agreement, dated as of December 7, 2012, as amended by that certain Joinder Agreement and First Amendment to Loan and Security Agreement, dated as of April 1, 2014, as amended by that certain Second Amendment to Loan and Security Agreement, dated as of May 5, 2014, and as amended by that certain Third Amendment to Loan and Security Agreement, dated as of December 8, 2014 (as amended, the “Loan Agreement”);

WHEREAS, Borrower and Servicer have requested that Agent and the Lenders agree to (i)  increase the Maximum Revolver Amount under the Loan Agreement, (ii) allow New Lender to join the Loan Agreement as a Lender thereunder, and (iii) amend certain other provisions of the Loan Agreement, in each case, in accordance with the terms and conditions hereof;

WHEREAS, New Lender is willing to join the Loan Agreement as a Lender thereunder, and Agent and the Lenders agree to (i)  increase the Maximum Revolver Amount under the Loan Agreement, (ii) allow New Lender to join the Loan Agreement as a Lender thereunder, and (iii) amend the Loan Agreement, in each case, subject to the terms and conditions set forth herein; and

WHEREAS, Agent and the Lenders hereby direct the Trustee to join in executing this Amendment;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Defined Terms.  Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

SECTION 2.  Amendments.

(a) Upon the Fourth Amendment Effective Date (as defined below), the following definitions set forth in Section 1.1 of the Loan Agreement shall be deleted in their entirety and replaced, respectively, as follows:

“‘Available Increase Amount’ means, as of any date of determination, an amount equal to the result of (a) $135,000,000 minus (b) the aggregate principal amount of Increases to the Commitments made pursuant to Section 2.2 of this Agreement after the Fourth Amendment Effective Date.

“‘Concentration Limits’ means, on each date of determination of the Borrowing Base, the exclusion from Eligible Portfolio Loans and Eligible Split-Funded Loans (except to the extent that a Portfolio Loan or Purchased Participation is specifically determined, on a case-by-case basis, to be an Eligible Portfolio Loan by Agent in its Permitted Discretion, following a review by Agent of such Portfolio Loan or Purchased Participation and related credit analysis of such the applicable Portfolio Company and collateral, on a case-by-case basis, to the extent of such eligibility) of the following:

(a) that portion of each Portfolio Loan or Purchased Participation (in each case, including, without limitation, and for the avoidance of doubt, that portion of each Split-Funded Loan) owing by any Portfolio Company, to the extent that, when the unpaid principal balance thereof, to the extent payable to Borrower, is added to the then-outstanding aggregate unpaid principal balance of all Portfolio Loans owing by such Portfolio Company or an Affiliate of such Portfolio Company, to the extent payable to Borrower, such unpaid principal balance (i) during the Ramp-Up Period exceeds $10,000,000 and (ii) after the Ramp-Up Period exceeds the lesser of (A) the Portfolio Company Concentration Limit or (B) twelve and one-half percent (12.5%) of the aggregate unpaid principal balance of all (1) Preliminary Eligible Portfolio Loans plus (2) Preliminary Eligible Split-Funded Loans; provided, that for purposes of this clause (a), Portfolio Companies shall not be considered Affiliates solely as a result of a private equity investor and its Affiliates having Equity Interests in each such Portfolio Company so long as (1) the Equity Interests that such private equity investor and its Affiliates hold, directly or indirectly, in each such Portfolio Company do not exceed 50% of all outstanding Equity Interests with respect thereto, or (2) in the event that subclause (1) of this clause (a) is not satisfied, so long as (I) at all times when the Maximum Revolver Amount is less than $100,000,000, such group of Affiliates consists of 3 or fewer Portfolio Companies, (II) at all times when the Maximum Revolver Amount is equal to or greater than $100,000,000 but less than $150,000,000, such group of Affiliates consists of 4 or fewer Portfolio Companies and (III) at all times when the Maximum Revolver Amount is equal to or greater than $150,000,000, such group of Affiliates consists of 5 or fewer Portfolio Companies.

(b) the aggregate amount of all portions of Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all portions of Split-Funded Loans) that represent extensions of credit made for the benefit of any Portfolio Company supported by Inventory collateral in excess of 45% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans;

(c) the aggregate amount of all portions of Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all portions of Split-Funded Loans) that represent extensions of credit made for the benefit of any Portfolio Company supported by Equipment collateral in excess of 25% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans;

(d) the aggregate amount of all portions of Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all portions of Split-Funded Loans) that represent extensions of credit made for the benefit of any Portfolio Company supported by Real Property collateral in excess of 5% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans;

(e) the aggregate amount of all Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all Split-Funded Loans) for which the Portfolio Company is subject to an Insolvency Proceeding in excess of 10% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans;

(f) the aggregate amount of all portions of Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all portions of Split-Funded Loans) that represent extensions of credit made for the benefit of any Portfolio Company supported only by Inventory collateral in excess of 15% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans;

(g) the aggregate amount of all Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all Split-Funded Loans)  (i) for which the applicable Portfolio Company maintains its chief executive office or principal residence in Canada, (ii) for which the applicable Portfolio Company is organized under the laws of Canada or any province thereof, or (iii) denominated in Canadian Dollars, in excess of 15% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans;

(h) to the extent any Portfolio Loan or Purchased Participation or portion thereof (in each case, including, without limitation, and for the avoidance of doubt, any portion of any Split-Funded Loan) is denominated in Canadian Dollars, any portion thereof in excess of its Dollar Equivalent, calculated in accordance with this Agreement and the other Loan Documents;

(i) the aggregate amount of all Purchased Participations that are not Eligible Split-Funded Loans in excess of 25% of the unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans;

(j) the aggregate amount of all portions of Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all portions of Split-Funded Loans) that represent an overadvance in accordance with the Required Procedures in excess of 5% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans;

(k) the aggregate amount of all Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all Split-Funded Loans) with respect to which the Portfolio Company is an Affiliate of a Loan Party or a shareholder or employee or agent of a Loan Party or a member, employee or agent of any Affiliate of a Loan Party or a member of the family of any of the foregoing in excess of 10% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans;

(l) the aggregate amount of all Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all Split-Funded Loans) that are a refinancing of a loan previously made or acquired by Borrower or any of its Affiliates to a maker other than the applicable Portfolio Company or refinancing any property previously financed by Borrower or any of its Affiliates that in either case are not a refinancing less favorable, taken as a whole, to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with any of their other Affiliates or that is not otherwise in the ordinary course of business or consistent with industry practice in excess of 10% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans;

(m) the aggregate amount of all portions of Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all portions of Split-Funded Loans) that represent extensions of credit made for the benefit of any Portfolio Company supported only by Seasonal Accounts in excess of 20% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans; and

(n) the aggregate amount of all portions of Portfolio Loans and Purchased Participations (in each case, including, without limitation, and for the avoidance of doubt, all portions of Split-Funded Loans) that represent extensions of credit made for the benefit of any Portfolio Company supported only by the Eligible Life Insurance in excess of 5% of the aggregate unpaid principal balance of all (i) Preliminary Eligible Portfolio Loans plus (ii) Preliminary Eligible Split-Funded Loans.

“‘Letter of Credit Sublimit’ means, as of any date of determination, (a) with respect to Letters of Credit, an amount equal to 10% of the aggregate Commitments of all Lenders in effect on such date, and (b) as a further sublimit thereof, with respect to Bankers’ Acceptances, an amount equal to 4% of the aggregate Commitments of all Lenders in effect on such date. For purposes of illustration, with assumed aggregate Commitments of $100,000,000, the Letter of Credit Sublimit is equal to $10,000,000 for all Letters of Credit, and as a sublimit thereof, $4,000,000 of such $10,000,000 may constitute Bankers’ Acceptances.

“‘Maximum Revolver Amount’ means (a) prior to the Maturity Date, $165,000,000, as such amount may be increased by the amount of increases in the Commitments made in accordance with Section 2.2 of this Agreement or decreased in accordance with Section 2.4(b), and (b) from and after the Maturity Date, $0.

“‘Minimum Excess Availability’ means Availability in an amount equal to $2,000,000.”

(b) Upon the Fourth Amendment Effective Date, the following definition is hereby added to Section 1.1 of the Loan Agreement in a manner that maintains alphabetical order:

“‘Fourth Amendment Effective Date’ means June 19, 2015.”

(c) Upon the Fourth Amendment Effective Date, Section 2.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a) At any time from and after the Fourth Amendment Effective Date, and so long as Borrower has at no time reduced the Commitments pursuant to Section 2.4(b), at the option of Borrower (but subject to the conditions set forth in Section 2.2(b) below), the Commitments and the Maximum Revolver Amount may be increased by an amount in the aggregate for all such increases of the Commitments and the Maximum Revolver Amount not to exceed the Available Increase Amount (each such increase, an “Increase”).  Agent shall invite each Lender to increase its Commitments (it being understood that no Lender shall be obligated to increase its Commitments) in connection with a proposed Increase at the interest margin proposed by Borrower, and if sufficient Lenders do not agree to increase their Commitments in connection with such proposed Increase, then Agent or Borrower may invite any prospective lender who is reasonably satisfactory to Agent and Borrower to become a Lender in connection with a proposed Increase.  Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the Commitments after the Fourth Amendment Effective Date exceed $135,000,000 and the Maximum Revolver Amount shall not exceed $300,000,000.”

(d) Upon the Fourth Amendment Effective Date, Section 6.1(q) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(q) Minimum Tangible Net Worth.  Maintain, as of the last day of any calendar month, Tangible Net Worth in an amount equal to the greater of (i) $20,000,000, and (ii) the aggregate Advances made by the Lenders against Borrower’s two largest Eligible Portfolio Loans.”

(e) Upon the Fourth Amendment Effective Date, the notice address for New Lender is hereby added to the end of the grid set forth in Section 13 of the Loan Agreement, as follows:

“If to Fifth Third Bank:	FIFTH THIRD BANK
38 Fountain Square Plaza
Cincinnati, OH 45263
Attention: Brian Gardner
Phone No. (513) 534 -7949
E-mail: Brian.Gardner@53.com”

(f) Upon the Fourth Amendment Effective Date, each of Schedule 1 to Exhibit C-1 to the Loan Agreement and  Second Revised Schedule C-1 to the Loan Agreement is hereby deleted in its entirety and replaced with Revised Schedule C-1 to Exhibit C-1 to the Loan Agreement and Third Revised Schedule C-1 to the Loan Agreement, respectively, in the forms attached hereto and incorporated herein.  Borrower, Servicer, Agent, the Lenders, and Trustee hereby acknowledge and agree that, as of the Fourth Amendment Effective Date, Third Revised Schedule C-1, in the form attached hereto, accurately reflects the Commitments of the Lenders.

SECTION 3.  New Lender Joinder. Agent, Borrower, Servicer, the Lenders, New Lender, and Trustee hereby agree as follows:

(a) Upon the Fourth Amendment Effective Date, New Lender hereby becomes a party to, and agrees to be bound by, the terms and conditions of the Loan Agreement, as a Lender.

(b) Upon the Fourth Amendment Effective Date, New Lender’s Commitment is $30,000,000.

(c) This Joinder shall be deemed to be a part of the Loan Agreement.

(d) On the Fourth Amendment Effective Date, the Advances owing to the Lenders under the Loan Agreement shall automatically, and without any action on the part of any Person, continue as Advances under the Loan Agreement, as amended and supplemented by this Amendment; provided, that New Lender shall transmit to Agent such funds and the Agent shall transmit to each other Lender such funds, and the Lenders shall, through the Agent, make such adjustments among themselves as shall be necessary so that after giving effect to such transfers and adjustments, the Lenders shall hold the Advances hereunder ratably in accordance with their respective Commitments.  New Lender hereby agrees to give effect to the instructions of the Agent to give effect to the adjustments described herein.

(e) By executing and delivering this Joinder, New Lender confirms to and agrees with Trustee, Agent, the Lenders, Borrower, and Servicer, as follows:  (1) New Lender has received a copy of the Loan Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (2) New Lender will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as New Lender shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, (3) New Lender appoints and authorizes Agent to take such actions and to exercise such powers under the Loan Agreement as are delegated to Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (4) New Lender agrees that it will perform all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

SECTION 4. Representations, Warranties and Covenants of Each of Borrower and Servicer.  Each of Servicer and Borrower represents and warrants to the Lenders and Agent and agrees that:

(a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Loan Document), or as otherwise specifically permitted by the Lender Group;

(b) on the Fourth Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default will have occurred or be continuing;

(c) the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by each of Servicer and Borrower, and this Amendment is a legal, valid and binding obligation of each of Servicer and Borrower, enforceable against such Person in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

(d) the execution, delivery and performance of this Amendment do not conflict with or result in a breach by Borrower or Servicer of any term of any material contract, loan agreement, indenture or other agreement or instrument to which such Person is a party or is subject.

SECTION 5. Conditions Precedent to Effectiveness of Amendment.  This Amendment shall become effective as of the Fourth Amendment Effective Date upon satisfaction of each of the following conditions:

(a) Each of Servicer, Borrower, the Lenders, Agent, and Trustee shall have executed and delivered to the Agent this Amendment and such other documents as the Agent may reasonably request;

(b) Agent shall have received, in accordance with the terms and conditions of the third amended and restated Agent Fee Letter, any and all fees due and payable to Agent or Wells Fargo, for its sole and separate account, as a result of the transactions contemplated by this Amendment, which fees Borrower hereby agrees (i) may be designated as Advances under the Loan Agreement, and (ii) may be charged to the Loan Account as Obligations;

(c) New Lender shall have received the closing fee from Borrower as set forth in the Fee Letter between Borrower and New Lender, which Borrower hereby agrees (i) may be designated as an Advance under the Loan Agreement, and (ii) may be charged to the Loan Account as Obligations;

(d) Borrower shall have (i) delivered to Agent updated pro forma Projections in accordance with Section 9.12(c) of the Loan Agreement for Servicer, Borrower and Borrower’s Subsidiaries evidencing compliance on a pro forma basis with Sections 6.1(q), 6.1(r), and 6.1(s) of the Loan Agreement, for the 4 fiscal quarters (on a quarter-by-quarter basis) immediately following the Fourth Amendment Effective Date, and (ii) executed and delivered to New Lender (A) a Revolving Credit Note, in the original principal amount of $30,000,000, made by Borrower and payable to the order of New Lender, and (B) a Fee Letter between Borrower and New Lender, in each case, in form and substance satisfactory to New Lender;

(e) Agent shall have received (i) a certificate from an authorized representative of Borrower and Servicer attesting to the resolutions adopted by the Board of Directors of Parent, as (A) sole member of Servicer, and (B) designated manager of Borrower, authorizing the execution, delivery and performance by Borrower and Servicer of this Amendment and the other Loan Documents to be delivered in connection herewith, and (ii) an opinion of counsel to Borrower, Servicer, and Parent, in a form, and substantively, satisfactory to Agent, in its sole discretion;

(f) Wells Fargo shall have received (i) a fully-executed third amended and restated fee letter, and (ii) an executed amended and restated Revolving Credit Note reflecting the Increase to Wells Fargo’s Commitment as of the Fourth Amendment Effective Date, in each case, in form and substance satisfactory to Wells Fargo;

(g) Each of the parties to the Intercreditor Agreement shall have executed and delivered an amendment thereto, in form and substance satisfactory to Agent in its sole discretion;

(h) Parent shall have executed a reaffirmation of guaranty in the form attached hereto; and

(i) All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Agent.

SECTION 6. Execution in Counterparts.  This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 7. Costs and Expenses.  Borrower hereby affirms its obligation under the Loan Agreement to reimburse the Agent and each Lender for all Lender Group Expenses paid or incurred by the Agent or any Lender in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and expenses of attorneys for the Agent and each Lender with respect thereto.

SECTION 8. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

SECTION 9.  Effect of Amendment; Reaffirmation of Loan Documents.  (a)  The parties hereto agree and acknowledge that (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Loan Documents other than as expressly set forth herein and (ii) the Loan Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Execution of this Amendment by the Lenders and Agent (i) shall not constitute a waiver of any Default or Event of Default that may currently exist or hereafter arise under the Loan Agreement, (ii) shall not impair, restrict or limit any right or remedy of the Lenders or Agent with respect to any Default or Event of Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, and (iii) shall not constitute any course of dealing or other basis for altering any obligation of Borrower or Servicer, or any right, privilege or remedy of the Lenders and Agent under the Loan Agreement or any of the other Loan Documents.

SECTION 10.  Headings.  Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 11.  Release.  EACH OF SERVICER AND BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS‑COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF BORROWER’S LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDERS, AGENT, TRUSTEE, OR THEIR RESPECTIVE AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS.  EACH OF SERVICER AND BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS, AGENT, TRUSTEE, THEIR RESPECTIVE AFFILIATES AND PARTICIPANTS, AND THEIR PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SERVICER OR BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDERS, AGENT, TRUSTEE, OR THEIR RESPECTIVE PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.  EACH OF SERVICER AND BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDERS, AGENT, TRUSTEE, THEIR RESPECTIVE AFFILIATES AND PARTICIPANTS, OR THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDERS’, AGENT’S, OR TRUSTEE’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT THE OBLIGATIONS OF BORROWER TO LENDERS AND AGENT, WHICH OBLIGATIONS ARE EVIDENCED BY THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

[Remainder of page intentionally left blank with signature pages immediately to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:	NEWSTAR BUSINESS FUNDING 2012-1, LLC, a Delaware limited liability company, as Borrower

	By:	NEWSTAR FINANCIAL, INC.,
its designated manager

		By:	/s/ JOHN KIRBY BRAY
		Name:	John Kirby Bray
		Title:	Chief Financial Officer

SERVICER:	NEWSTAR BUSINESS CREDIT, LLC, a Delaware limited liability company, as initial Servicer

	By:	NEWSTAR FINANCIAL, INC.,
its sole member

		By:	/s/ JOHN KIRBY BRAY
		Name:	John Kirby Bray
		Title:	Chief Financial Officer

TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION, a national banking association, as initial Trustee and Collection Account Bank

	By:	/s/ NICK SANDELL
	Name:	Nick Sandell
	Title:	Vice President

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, Issuing Bank, Swing Lender, and as a Lender

	By:	/s/ MARK WEIDE
	Name:	Mark Weide
	Title:	Vice President

[continued on next page]

LENDER:	Citizens Business Capital, f/k/a RBS Citizens Business Capital, a division of Citizens Asset Finance, Inc., f/k/a RBS Asset Finance, Inc., as a Lender

	By:	/s/ ARMINDA YOUSE-WARDE
	Name:	Arminda Youse-Warde
	Title:	Vice President

NEW LENDER:	FIFTH THIRD BANK, an Ohio banking corporation, as a Lender

	By:	/s/ BRIAN GARDNER
	Name:	Brian Gardner
	Title:	Director

Reaffirmation of Guaranty

The undersigned (“Guarantor”) hereby (i) consents and agrees to the terms and provisions of the foregoing Amendment and each of the transactions contemplated thereby and confirms and agrees that all references in the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement as amended by the foregoing Amendment, and (ii) agrees that the Limited Continuing Guaranty (the “Guaranty”), dated as of December 7, 2012, executed by Guarantor, in favor of Agent, remains in full force and effect and continues to be the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

Furthermore, Guarantor hereby agrees and acknowledges that (a) the Guaranty is not subject to any claims, defenses or offsets, (b) nothing contained in the foregoing Amendment shall adversely affect any right or remedy of Agent or any Lender under the Guaranty or any agreement executed by Guarantor in connection therewith, (c) the execution and delivery of the foregoing Amendment or any agreement entered into by Agent or any Lender in connection therewith shall in no way reduce, impair or discharge any obligations of Guarantor pursuant to the Guaranty and shall not constitute a waiver by Agent or any Lender of any of Agent’s or such Lender’s rights against Guarantor under the Guaranty, (d) the consent of Guarantor is not required to the effectiveness of the foregoing Amendment, and (e) no consent by Guarantor is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loan Agreement or any present or future Loan Document (other than the Guaranty executed by Guarantor).

NEWSTAR FINANCIAL, INC., a Delaware corporation, as Guarantor

By:	/s/ JOHN KIRBY BRAY
Name:	John Kirby Bray
Title:	Chief Financial Officer

Revised Schedule 1 to Compliance Certificate

For item 1, compliance is tested as of the date of substitution or repurchase of a Portfolio Loan or Purchased Participation in accordance with Section 2.19 of the Loan Agreement.  For items 2 through 6, compliance is tested as of the last day of the calendar month ending ______ _, 201_ (the “Date”).

1. Limitation on Initial Servicer Substitutions and Repurchases.

Substitution and Repurchase under Section 2.19:

(a)	The aggregate, outstanding principal balance of all

Portfolio Loans and Purchased Participations

substituted pursuant to Sections 2.19(a) and (b)

of the Loan Agreement or repurchased by the Initial Servicer pursuant to Section 2.19(c) of the Loan Agreement

during the twelve-month period (or such lesser number

of months that shall have elapsed since the Closing Date)

ending on the date of each such substitution or repurchase

of such Portfolio Loans or Purchased Participations:

First Substitution or Repurchase:	(1)	$
[Second Substitution or Repurchase:	(2)	$
Third Substitution or Repurchase:	(3)	$ ]

(b)	The highest aggregate, outstanding principal balance of all

Portfolio Loans and Purchased Participations,

during the twelve-month period (or such lesser number

of months that shall have elapsed since the Closing Date)

ending on the date of each such substitution or repurchase

of such Portfolio Loans or Purchased Participations:

Highest aggregate, outstanding principal balance as of Date of First Substitution or Repurchase:	(1)	$
[Highest aggregate, outstanding principal balance as of Date of Second Substitution or Repurchase:	[(2)	$
Highest aggregate, outstanding principal balance as of Date of Third Substitution or Repurchase:	(3)	$ ]

(c)	Item 1(a)(1)[(2) or (3)] divided by Item 1(b) (1)[(2)

or (3)]  (=Percentage of Borrower’s Portfolio Loans and

Purchased Participations that have been substituted pursuant to Sections 2.19(a) and (b) of the Loan Agreement or

repurchased by the Initial Servicer pursuant to Section 2.19(c) of the Loan Agreement during each such twelve-month period (or such lesser number of months that shall have elapsed

since the Closing Date) ending on the date of each such

substitution or repurchase of such Portfolio Loans or

Purchased Participations:

First Substitution or Repurchase:	(1)	$
[Second Substitution or Repurchase:	[(2)	$
Third Substitution or Repurchase:	(3)	$ ]

(d)   The Percentage of Borrower’s Portfolio Loans and Purchased Participations that have been substituted pursuant to Sections 2.19(a) and (b) of the Loan Agreement or repurchased pursuant to Section 2.19(c) of the Loan Agreement during the twelve-month period (or such lesser number of months that shall have elapsed since the Closing Date) ending on the date of each such substitution or repurchase of such Portfolio Loans or Purchased Participations, [is/is not] less than or equal to twenty percent (20.0%) of the highest aggregate, outstanding principal balance of Borrower’s Portfolio Loans and Purchased Participations during such period, the maximum percentage permitted to be maintained by Borrower pursuant to Section 2.19(d)(i) of the Loan Agreement.

Substitution and Repurchase of Defaulted Loans:

(e)	The aggregate, outstanding principal balance of all

Portfolio Loans and Purchased Participations

substituted pursuant to Section 2.19(b) of the Loan Agreement or repurchased pursuant to Section 2.19(c) of

the Loan Agreement during the twelve-month

period (or such lesser number of months that shall

have elapsed since the Closing Date) ending on

the date of each such substitution or repurchase of

such Portfolio Loans or Purchased Participations:

First Substitution or Repurchase:	(1)	$
[Second Substitution or Repurchase:	[(2)	$
Third Substitution or Repurchase:	(3)	$ ]

(f)	The highest aggregate, outstanding principal balance of all

Portfolio Loans and Purchased Participations

during the twelve-month period (or such lesser number

of months that shall have elapsed since the Closing Date)

ending on the date of each such substitution or repurchase

of such Portfolio Loans or Purchased Participations:

Highest aggregate, outstanding principal balance as of Date of First Substitution or Repurchase:	(1)	$
[Highest aggregate, outstanding principal balance as of Date of Second Substitution or Repurchase:	[(2)	$
Highest aggregate, outstanding principal balance as of Date of Third Substitution or Repurchase:	(3)	$ ]

(g)	Item 1(e)(1)[(2) or (3)] divided by Item 1(f)(1)[(2) or (3)]

(=Percentage of Borrower’s Portfolio Loans and

Purchased Participations that have been substituted

pursuant to Section 2.19(b) of the Loan Agreement

or repurchased pursuant to Section 2.19(c) of

the Loan Agreement during the twelve- month period

(or such lesser number of months that shall have

elapsed since the Closing Date) preceding each such

date of substitution or repurchase of such Portfolio

Loans or Purchased Participations):

First Substitution or Repurchase:	(1)	$
[Second Substitution or Repurchase:	[(2)	$
Third Substitution or Repurchase:	(3)	$ ]

(i)   The Percentage of Borrower’s Portfolio Loans and Purchased Participations that have been substituted pursuant to Section 2.19(b) of the Loan Agreement or repurchased pursuant to Section 2.19(c) of the Loan Agreement during the twelve-month period (or such lesser number of months that shall have elapsed since the Closing Date) ending on the date of each such substitution or repurchase, [is/is not] less than or equal to ten percent (10.0%) of the highest aggregate, outstanding principal balance of Borrower’s Portfolio Loans and Purchased Participations during such period, the maximum percentage permitted to be maintained by Borrower pursuant to Section 2.19(d)(ii) of the Loan Agreement.

2.	Borrower’s Maximum Defaulted Loans.

(a)	The number of Defaulted Loans substituted
or repurchased pursuant to Section 2.19 of the
Loan Agreement, during the twelve-month
period (or such lesser number of months that
shall have elapsed since the Closing Date)
ending on the Date:

(b)	The number of Defaulted Loans in the
Loan Portfolio, as of the Date:

(c)   There [are/are not] at least two (2) Defaulted Loans in the Loan Portfolio or, in the event that any Defaulted Loan has been substituted or repurchased pursuant to Section 2.19 of the Loan Agreement during the twelve-month period (or such lesser number of months that shall have elapsed since the Closing Date) ending on the Date, there [is/is not] at least one (1) Defaulted Loan in the Loan Portfolio.

If there are at least two (2) Defaulted Loans in the Loan Portfolio on the Date, or, in the event that any Defaulted Loan has been substituted or repurchased pursuant to Section 2.19 of the Loan Agreement during the twelve-month period (or such lesser number of months that shall have elapsed since the Closing Date) ending on the Date, there is at least one (1) Defaulted Loan in the Loan Portfolio on the Date:

(d)	The aggregate, unpaid principal balance of
all Defaulted Loans (after taking into account
the substitution or sale of any Portfolio Loans
or Purchased Participations pursuant to
Sections 2.19(a), (b) and (c) of the
	Loan Agreement) as of the Date:	$

(e)	The aggregate, unpaid balance of all
Portfolio Loans and Purchased Participations
	as of the Date:	$

(f)	Item 2(d) divided by Item 2(e)
(=Percentage of Borrower’s Portfolio
Loans and Purchased Participations
that are Defaulted Loans as of the Date):

(g)   The Percentage of Borrower’s Portfolio Loans and Purchased Participations that are Defaulted Loans as of the Date [is/is not] less than or equal to ten percent (10.0%) of all Portfolio Loans and Purchased Participations as of the Date, the maximum percentage permitted to be maintained by Borrower pursuant to Section 2.19(e) of the Loan Agreement.

3.	Borrower’s Maximum Charge-Offs.

(a)	Portfolio Loans or Purchased Participations
in the Loan Portfolio on the Date with respect
to which there has been a Charge-Off:

If there are at least two (2) Portfolio Loans or Purchased Participations in the Loan Portfolio on the Date with respect to which there has been a Charge-Off:

(b)	The aggregate amount of Charge-Offs
in respect of all Portfolio Loans and
Purchased Participations originated or
acquired by Borrower on or after the
Closing Date and owned by Borrower
	as of the Date:	$

(c)	The aggregate principal amount
advanced by Borrower with respect
to all Portfolio Loans and Purchased
Participations, during the twelve-month
	period ending on the Date:	$

(d)	Item 3(b) divided by Item 3(c)
(=Percentage of Charge-Offs as of the Date):

(d)   The Percentage of Charge-Offs as of the Date [is/is not] less than or equal to five percent (5.0%) of the aggregate principal amount advanced with respect to all Portfolio Loans and Purchased Participations for the twelve month period ending on the Date, as required by Section 2.19(f) of the Loan Agreement.

4.	Borrower’s Minimum Tangible Net Worth.

(a)	(i)	Borrower’s total members’ or partners’
		equity as of the Date:	$

	(ii)	Principal amount of all Indebtedness
and Disqualified Equity Interests
of Borrower that have been contractually
subordinated in right of payment to
		the payment of the Obligations as of the Date:	$

	(iii)	That portion of the book value of all of Borrower’s
and its Subsidiaries’ assets that would be treated
		as intangibles under GAAP as of the Date:	$

	(iv)	Aggregate amounts due to Borrower or any
of its Subsidiaries from their
		Affiliates as of the Date:	$

	(v)	Borrower’s unrealized gains or
appreciation from Investments
or equity securities, in each instance
as determined on a consolidated basis
		in accordance with GAAP as of the Date:	$

	(vi)	Item 4(e)(i) plus Item 4(e)(ii):	$

	(vii)	Item 4(e)(iii) plus Item 4(e)(iv) plus
		Item 4(e)(v):	$

	(viii)	Item 4(e)(vi) minus Item 4(e)(vii)
(=Borrower’s Tangible Net Worth)
		as of the Date:	$

	(ix)	The aggregate Advances made by
the Lenders against Borrower’s two
		largest Eligible Portfolio Loans, as of the Date:	$

(b)   Borrower’s Tangible Net Worth as of the Date [is/is not] greater than or equal to the greater of (i) $20,000,000, and (ii) Item 4(a)(ix), as required to be in compliance with Section 6.1(q) of the Loan Agreement.

5.	Borrower’s Minimum Interest Coverage Ratio.

(a)	Borrower’s and its Subsidiaries’
consolidated net earnings (or loss),
minus extraordinary gains,
plus the aggregate of the interest
expense and fees paid by Borrower
to the Lender Group for such period,
plus income taxes, plus depreciation
and amortization for such period,
in each case, as determined in
accordance with GAAP, for the
three-month period ending on
	the Date is:	$

(b)	the aggregate of the interest expense
and fees paid by Borrower to the Lender Group
for such period, as determined in
	accordance with GAAP:	$

(c)	Item 5(a) divided by Item 5(b)
(=Interest Coverage Ratio) as of the Date:

(d)   Borrower’s Interest Coverage Ratio on the Date [is/is not] greater than or equal to 1.25 to 1.0, the minimum Interest Coverage Ratio permitted to be maintained by Borrower pursuant to Section 6.1(r) of the Loan Agreement.

6.	Borrower’s Minimum Excess Availability.

(a)	Amount that Borrower is entitled to
	borrow as Advances under Section 2.1(b) of
	the Loan Agreement (after giving effect to
	the then-outstanding Revolver Usage)
	as of the Date:	$

(b)	Minimum Excess Availability as of the Date:	$2,000,000.

(c)   Borrower’s Availability on the Date [is/is not] greater than or equal to $2,000,000, as required pursuant to Section 6.1(s) of the Loan Agreement.

Third Revised Schedule C-1

Commitments

Lender	Total Commitment
Wells Fargo Bank, National Association	$100,000,000.00
Citizens Business Capital	$35,000,000.00
Fifth Third Bank	$30,000,000.00

All Lenders	$165,000,000.00